FORM N-CSR ITEM 10(C) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            The undersigned hereby certify in their capacity as Treasurer and President, respectively, of The Wright Managed Equity Trust (the "Trust")(on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund), that:

   (a) the Annual Report of the Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Majo Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (b)   the  information  contained  in  the  Report  fairly  presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Wright Selected Blue Chip
         Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

 The Wright Managed Equity Trust (On behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund)

Date: March 3, 2004

/s/ James L. O'Connor
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James L. O'Connor
Treasurer

Date: March 3, 2004

/s/ Peter M. Donovan
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Peter M. Donovan
President